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Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in the Amendment No. 1 to Registration Statement No. 333-114981 on Form S-4 of Primus Telecommunications Holdings, Inc. and Primus Telecommunications Group, Incorporated and subsidiaries of our report dated March 12, 2004 (April 26, 2004 as to the guarantor disclosure in Note 23) (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the adoption of Statement of Financial Accounting Standard No. 142, "Goodwill and Other Intangible Assets," effective January 1, 2002) appearing in Primus Telecommunications Group, Incorporated's Current Report on Form 8-K, as filed with the Securities and Exchange Commission on April 29, 2004.

        We also consent to the references to us under the headings "Summary Financial and Other Data", "Selected Financial Data" and "Experts" in such Registration Statement.

McLean, Virginia
May 21, 2004

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INDEPENDENT AUDITORS' CONSENT